PROSPECTUS SUPPLEMENT NO. 5

(TO PROSPECTUS DATED NOVEMBER 9, 2001)

                         ICN PHARMACEUTICALS, INC.


    $525,000,000 of 6 1/2 % Convertible Subordinated Notes due 2008 and 15,326,010 Shares of Common Stock Issuable upon Conversion of the Notes

                             -----------------

     This prospectus supplement No. 5 supplements and amends the prospectus dated November 9, 2001, as amended by prospectus supplement No. 1 dated December 28, 2001, prospectus supplement No. 2 dated February 26, 2002, prospectus supplement No. 3 dated May 9, 2002 and prospectus supplement No. 4 dated August 20, 2002, relating to the 6 1/2 % Convertible Subordinated Notes due July 15, 2008 of ICN Pharmaceuticals, Inc., a Delaware corporation, held by certain securityholders who may offer for sale the notes and the shares of our common stock into which the notes are convertible at any time at market prices prevailing at the time of sale or at privately negotiated prices. The selling securityholders may sell the notes or the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

                     ADDITIONAL SELLING SECURITYHOLDERS

     The following represents an amendment to the table of selling securityholders appearing on pages 46-50 of the prospectus, as supplemented and amended:


         The deletion of:

                                                       COMMON
                                                        STOCK         COMMON
                                    PRINCIPAL         ISSUABLE        STOCK
                                    AMOUNT OF           UPON          OWNED
                                      NOTES          CONVERSION       AFTER
                                  BENEFICIALLY         OF THE       COMPLETION
                                    OWNED AND         NOTES AND       OF THE
          NAME                   OFFERED HEREBY    OFFERED HEREBY    OFFERING
          ----                   --------------    --------------   ----------
Coastal Convertibles Ltd.          $1,000,000            29,192         --
Deutsche Banc Alex Brown Inc.      21,500,000           627,636         --

         and substitution therefore of:

                                                       COMMON
                                                        STOCK         COMMON
                                    PRINCIPAL         ISSUABLE        STOCK
                                    AMOUNT OF           UPON          OWNED
                                      NOTES          CONVERSION       AFTER
                                  BENEFICIALLY         OF THE       COMPLETION
                                    OWNED AND         NOTES AND       OF THE
          NAME                   OFFERED HEREBY    OFFERED HEREBY    OFFERING
          ----                   --------------    --------------   ----------
Coastal Convertibles Ltd.          $2,000,000            58,384         --
Deutsche Bank Securities Inc.      10,500,000           306,520         --

     The prospectus, together with prospectus supplement No. 1, prospectus supplement No. 2, prospectus supplement No. 3, prospectus supplement No. 4 and this prospectus supplement No. 5, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the notes and the common stock issuable upon conversion of the notes. All references in the prospectus to "this prospectus" are hereby amended to read "this prospectus (as supplemented and amended)."

                             -----------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------

       THE DATE OF THIS PROSPECTUS SUPPLEMENT IS NOVEMBER 21, 2002